Exhibit 99.1

Contacts:
PR/Media Inquiries: Sarah Comstock Merit Medical	Investor Inquiries: Mike Piccinino, CFA, IRC ICR Healthcare
+1-801-432-2864	+1-443-213-0509
sarah.comstock@merit.com	mike.piccinino@icrhealthcare.com

FOR IMMEDIATE RELEASE

MERIT MEDICAL REPORTS SECOND QUARTER 2025 RESULTS AND UPDATES FULL-YEAR GUIDANCE

Highlights†

●	Reported revenue of $382.5 million, up 13.2%
●	Constant currency revenue* and constant currency revenue, organic* up 12.5% and up 6.7%, respectively
●	GAAP operating margin of 12.3%, compared to 13.6% in prior year period
●	Non-GAAP operating margin* of 21.2%, compared to 20.1% in prior year period
●	GAAP EPS $0.54, down 11.6%
●	Non-GAAP EPS* $1.01, up 9.8%
●	Free cash flow* generation of $89.1 million over first six months of 2025, up 8.1% year-over-year
●	Acquired Biolife Delaware, L.L.C. (“Biolife”), a manufacturer of hemostatic devices branded as StatSeal® and WoundSeal®
●	Martha Aronson named as new President and Chief Executive Officer, effective October 3, 2025

† Comparisons above are calculated for the current quarter compared with the second quarter of 2024, unless otherwise specified. Amounts stated in this release are rounded, while percentages are calculated from the underlying amounts.

* Constant currency revenue; constant currency revenue, organic; non-GAAP gross profit and margin; non-GAAP operating income and margin; non-GAAP net income; non-GAAP EPS; and free cash flow figures (used here and below) are non-GAAP financial measures. A reconciliation of these financial measures to their most directly comparable GAAP financial measures is included under the heading “Non-GAAP Financial Measures” below.

SOUTH JORDAN, Utah, July 30, 2025 -- Merit Medical Systems, Inc. (NASDAQ: MMSI), a leading global manufacturer and marketer of healthcare technology, today announced revenue of $382.5 million for the quarter ended June 30, 2025, an increase of 13.2% compared to the quarter ended June 30, 2024. Constant currency revenue for the second quarter of 2025 increased 12.5% compared to the prior year period and constant currency revenue, organic, for the second quarter of 2025 increased 6.7% compared to the prior year period.

“We delivered better-than-expected financial performance in the second quarter, with our top-and-bottom line results exceeding the high-end of our forecast,” said Fred P. Lampropoulos, Merit’s Chairman and Chief Executive Officer. “We have increased our 2025 revenue and non-GAAP earnings per share guidance to reflect our stronger-than-expected first half financial results and our updated profitability expectations for the balance of the year. Specifically, we believe we can deliver higher non-GAAP gross and non-GAAP operating margins on a year-over-year basis in 2025, largely due to our currently projected impact of implemented trade policies and related actions by the U.S. and other countries since our first quarter report.”

Mr. Lampropoulos continued: “We are proud of the strong financial results over the first half of the year where we delivered constant currency, organic, growth of more than 6%, non-GAAP EPS growth of 12% and we generated more than $89 million of free cash flow. Our updated guidance reflects continued confidence in our team’s ability to deliver strong execution, stable constant currency growth, improving profitability and solid cash flow generation this year.”

Merit’s revenue by operating segment and product category for the three and six-month periods ended June 30, 2025 and 2024 was as follows (unaudited; in thousands, except for percentages):

	Three Months Ended
	Reported				Constant Currency*
	June 30,			Impact of foreign	June 30,
	2025	2024(1)	% Change	exchange	2025	% Change
Cardiovascular
Peripheral Intervention	$142,847	$134,386	6.3%	$(620)	$142,227	5.8%
Cardiac Intervention	115,251	93,307	23.5%	(844)	114,407	22.6%
Custom Procedural Solutions	53,634	50,132	7.0%	(637)	52,997	5.7%
OEM	52,293	49,990	4.6%	(142)	52,151	4.3%
Total	364,025	327,815	11.0%	(2,243)	361,782	10.4%

Endoscopy
Endoscopy Devices	18,437	10,188	81.0%	(14)	18,423	80.8%

Total	$382,462	$338,003	13.2%	$(2,257)	$380,205	12.5%

	Six Months Ended
	Reported				Constant Currency *
	June 30,			Impact of foreign	June 30,
	2025	2024(1)	% Change	exchange	2025	% Change
Cardiovascular
Peripheral Intervention	$280,126	$264,452	5.9%	$1,046	$281,172	6.3%
Cardiac Intervention	214,992	183,483	17.2%	389	215,381	17.4%
Custom Procedural Solutions	101,576	98,655	3.0%	(225)	101,351	2.7%
OEM	106,044	94,599	12.1%	(71)	105,973	12.0%
Total	702,738	641,189	9.6%	1,139	703,877	9.8%

Endoscopy
Endoscopy Devices	35,075	20,322	72.6%	9	35,084	72.6%

Total	$737,813	$661,511	11.5%	$1,148	$738,961	11.7%

(1)	Commencing January 1, 2025, we reorganized our sales teams and product categories to include revenues from the sale of our spine devices under our OEM product category. Revenue figures for 2024 have been recast to reflect this realignment of our portfolio of spine products, representing approximately $5.7 million and $11.0 million in revenue for the three and six-month periods ended June 30, 2024, within the OEM product category to provide comparability between the reported periods.

Merit’s GAAP gross margin for the second quarter of 2025 was 48.2%, compared to GAAP gross margin of 47.7% for the second quarter of 2024. Merit’s non-GAAP gross margin* for the second quarter of 2025 was 53.2%, compared to non-GAAP gross margin* of 51.5% for the second quarter of 2024.

Merit’s GAAP net income for the second quarter of 2025 was $32.6 million, or $0.54 per share, compared to GAAP net income of $35.7 million, or $0.61 per share, for the second quarter of 2024. Merit’s non-GAAP net income* for the second quarter of 2025 was $61.0 million, or $1.01 per share, compared to non-GAAP net income* of $53.8 million, or $0.92 per share, for the second quarter of 2024.

As of June 30, 2025, Merit had cash and cash equivalents of $341.8 million and total debt obligations of $747.5 million, compared to cash and cash equivalents of $376.7 million and total debt obligations of $747.5 million as of December 31, 2024. Merit had available borrowing capacity of approximately $697 million as of June 30, 2025.

Fiscal Year 2025 Financial Guidance

Based upon the information currently available to Merit’s management, for the year ending December 31, 2025, absent the potential impact of trade policies and related actions implemented by the U.S. and other countries subsequent to today’s date, material acquisitions, non-recurring transactions or other factors beyond Merit’s current expectations, Merit anticipates the following financial results:

Revenue and Earnings Guidance*

	Updated Guidance		Prior Guidance(2)
Financial Measure	Year Ending	% Change	Year Ending	% Change
	December 31, 2025	Y/Y	December 31, 2025	Y/Y

Net Sales	$1.495 - $1.507 billion	10% - 11%	$1.480 - $1.501 billion	9% - 11%
Cardiovascular Segment	$1.423 - $1.434 billion	9% - 10%	$1.407 - $1.426 billion	8% - 10%
Endoscopy Segment	$72.0 - $73.0 million	32% - 34%	$73.0 - $75.0 million	34% - 37%

Non-GAAP
Earnings Per Share(1)	$3.52 - $3.72	2% - 8%	$3.28 - $3.41	(5%) - (1%)

*Percentage figures approximated; dollar figures may not foot due to rounding

(1) Merit’s non-GAAP earnings per share reflect the dilutive impact of its 3.00% Convertible Senior Notes due 2029 (the “Convertible Notes”) calculated using the if-converted method of approximately $0.05 per share for the year ending December 31, 2025. Any offsetting impacts of the capped call associated with the Convertible Notes are not considered.

(2) “Prior Guidance” reflects Merit’s full-year 2025 financial guidance, previously introduced on May 20, 2025.

2025 Net Sales Guidance - % Change from Prior Year (Constant Currency) Reconciliation*

	Updated Guidance		Prior Guidance(1)
	Low	High	Low	High
2025 Net Sales Guidance - % Change from Prior Year (GAAP)	10.2%	11.1%	9.1%	10.7%
Estimated impact of foreign currency exchange rate fluctuations	(0.5%)	(0.5%)	0.4%	0.4%
2025 Net Sales Guidance - % Change from Prior Year (Constant Currency)	9.7%	10.6%	9.5%	11.0%

*Percentage figures approximated and may not foot due to rounding

(1)“Prior Guidance” reflects Merit’s full-year 2025 financial guidance, previously introduced on May 20, 2025.

Merit does not provide guidance for GAAP reported financial measures (other than revenue) or a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP reported financial measures (other than revenue) because Merit is unable to predict with reasonable certainty the financial impact of various items which could impact Merit’s future financial results, such as expenses attributable to acquisitions or other extraordinary transactions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, certain employee termination benefits, performance-based stock compensation expenses, expenses resulting from non-ordinary course litigation or administrative proceedings and resulting settlements, governmental proceedings, and changes in governmental or industry regulations. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period. For the same reasons, Merit is unable to address the significance of the unavailable information, which could be material to future results. Specifically, Merit is not, without unreasonable effort, able to reliably predict the impact of these items and Merit believes inclusion of a reconciliation of these forward-looking non-GAAP measures to their GAAP counterparts could be confusing to investors or cause undue reliance.

Merit’s financial guidance for the year ending December 31, 2025 is subject to risks and uncertainties identified in this release and Merit’s filings with the U.S. Securities and Exchange Commission (the “SEC”). This guidance is based on information and estimates available to Merit as of July 30, 2025. Should known or unknown risks or uncertainties materialize or should underlying assumptions prove inaccurate, actual results will likely vary, and could vary materially, from past results and those anticipated, estimated or projected.

CONFERENCE CALL

Merit will hold its investor conference call today, Wednesday, July 30, 2025, at 5:00 p.m., Eastern Time. To access the conference call, please pre-register using the following link. Registrants will receive confirmation with dial-in details. A live webcast and slide deck will also be available at merit.com.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30,
	2025	December 31,
	(Unaudited)	2024
ASSETS
Current Assets
Cash and cash equivalents	$341,819	$376,715
Trade receivables, net	204,162	190,243
Other receivables	14,292	16,588
Inventories	323,309	306,063
Prepaid expenses and other assets	30,162	28,544
Prepaid income taxes	3,543	3,286
Income tax refund receivables	5,785	2,335
Total current assets	923,072	923,774

Property and equipment, net	409,985	386,165
Intangible assets, net	562,158	498,265
Goodwill	504,555	463,511
Deferred income tax assets	16,243	16,044
Operating lease right-of-use assets	89,279	65,508
Other assets	80,753	65,336
Total Assets	$2,586,045	$2,418,603

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Trade payables	$69,066	$68,502
Accrued expenses	140,204	134,077
Current operating lease liabilities	10,262	10,331
Income taxes payable	6,040	3,492
Total current liabilities	225,572	216,402

Long-term debt	731,795	729,551
Deferred income tax liabilities	26,925	240
Liabilities related to unrecognized tax benefits	2,169	2,118
Deferred compensation payable	19,800	19,197
Deferred credits	1,450	1,502
Long-term operating lease liabilities	78,496	54,783
Other long-term obligations	11,790	15,451
Total liabilities	1,097,997	1,039,244

Stockholders' Equity
Common stock	734,841	703,219
Retained earnings	758,269	695,541
Accumulated other comprehensive loss	(5,062)	(19,401)
Total stockholders' equity	1,488,048	1,379,359
Total Liabilities and Stockholders' Equity	$2,586,045	$2,418,603

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net sales	$382,462	$338,003	$737,813	$661,511
Cost of sales	197,975	176,903	381,306	348,696
Gross profit	184,487	161,100	356,507	312,815

Operating expenses:
Selling, general and administrative	113,097	94,585	220,583	189,013
Research and development	24,367	20,263	46,845	41,745
Contingent consideration expense	143	306	1,166	189
Total operating expenses	137,607	115,154	268,594	230,947

Income from operations	46,880	45,946	87,913	81,868

Other income (expense):
Interest income	3,761	7,561	7,551	14,837
Interest expense	(6,775)	(7,679)	(13,343)	(15,725)
Other income (expense) — net	(487)	15	(784)	(789)
Total other expense — net	(3,501)	(103)	(6,576)	(1,677)

Income before income taxes	43,379	45,843	81,337	80,191

Income tax expense	10,798	10,117	18,609	16,225

Net income	$32,581	$35,726	$62,728	$63,966

Earnings per common share
Basic	$0.55	$0.61	$1.06	$1.10
Diluted	$0.54	$0.61	$1.03	$1.09

Weighted average shares outstanding
Basic	59,140	58,139	59,019	58,049
Diluted	60,611	58,740	60,945	58,653

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Six Months Ended
	June 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$62,728	$63,966
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	60,313	47,690
Gain on disposition of a business	(249)	—
Write-off of certain intangible assets and other long-term assets	82	280
Amortization of right-of-use operating lease assets	5,766	6,063
Fair value adjustments related to contingent consideration liabilities	1,166	189
Stock-based compensation expense	19,951	12,245
Other adjustments	3,091	2,981
Changes in operating assets and liabilities, net of acquisitions	(28,969)	(28,692)
Total adjustments	61,151	40,756
Net cash, cash equivalents, and restricted cash provided by operating activities	123,879	104,722

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures for property and equipment	(34,812)	(22,309)
Cash paid for notes receivable and other investments	(14,617)	(9,723)
Cash paid in acquisitions, net of cash acquired	(122,555)	(4,932)
Other investing, net	(1,002)	(1,574)
Net cash, cash equivalents, and restricted cash used in investing activities	(172,986)	(38,538)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	20,014	10,931
Proceeds from (payments on) long-term debt	—	(24,063)
Contingent payments related to acquisitions	(2,567)	(142)
Payment of taxes related to an exchange of common stock	(6,145)	(1,592)
Net cash, cash equivalents, and restricted cash provided by (used in) financing activities	11,302	(14,866)
Effect of exchange rates on cash	2,953	(1,750)
Net increase (decrease) in cash, cash equivalents and restricted cash	(34,852)	49,568

CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
Beginning of period	378,767	589,144
End of period	$343,915	$638,712

RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH TO THE CONSOLIDATED BALANCE SHEETS:
Cash and cash equivalents	341,819	636,658
Restricted cash reported in prepaid expenses and other current assets	2,096	2,054
Total cash, cash equivalents and restricted cash	$343,915	$638,712

Non-GAAP Financial Measures

Although Merit’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Merit’s management believes that the non-GAAP financial measures referenced in this release may provide investors with useful information regarding the underlying business trends and performance of Merit’s ongoing operations and can be useful for period-over-period comparisons of such operations. Non-GAAP financial measures used in this release include:

●	constant currency revenue;
●	constant currency revenue, organic;
●	non-GAAP gross profit and margin;
●	non-GAAP operating income and margin;
●	non-GAAP net income;
●	non-GAAP earnings per share; and
●	free cash flow.

Merit’s management team uses these non-GAAP financial measures to evaluate Merit’s profitability and efficiency, to compare operating and financial results to prior periods, to evaluate changes in the results of its operating segments, and to measure and allocate financial resources internally. However, Merit’s management does not consider such non-GAAP measures in isolation or as an alternative to measures determined in accordance with GAAP.

Readers should consider non-GAAP measures used in this release in addition to, not as a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures generally exclude some, but not all, items that may affect Merit’s net income. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded. Merit believes it is useful to exclude such items in the calculation of non-GAAP gross profit and margin, non-GAAP operating income and margin, non-GAAP net income, and non-GAAP earnings per share (in each case, as further illustrated in the reconciliation tables below) because such amounts in any specific period may not directly correlate to the underlying performance of Merit’s business operations and can vary significantly between periods as a result of factors such as acquisition or other extraordinary transactions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, certain employee termination benefits, expenses resulting from non-ordinary course litigation or administrative proceedings and resulting settlements, governmental proceedings or changes in tax or industry regulations, gains or losses on disposal of certain assets, and debt issuance costs. Merit may incur similar types of expenses in the future, and the non-GAAP financial information included in this release should not be viewed as a statement or indication that these types of expenses will not recur. Additionally, the non-GAAP financial measures used in this release may not be comparable with similarly titled measures of other companies. Merit urges readers to review the reconciliations of its non-GAAP financial measures to their most directly comparable GAAP financial measures included herein, and not to rely on any single financial measure to evaluate Merit’s business or results of operations.

Constant Currency Revenue

Merit’s constant currency revenue is prepared by converting the current-period reported revenue of subsidiaries whose functional currency is a currency other than the U.S. dollar at the applicable foreign exchange rates in effect during the comparable prior-year period and adjusting for the effects of hedging transactions on reported revenue, which are recorded in the U.S. dollar. The constant currency revenue adjustments of ($2.3) million and $1.1 million to reported revenue for the three and six-month periods ended June 30, 2025, respectively, were calculated using the applicable average foreign exchange rates for the three and six-month periods ended June 30, 2024.

Constant Currency Revenue, Organic

Merit’s constant currency revenue, organic, is defined, with respect to prior fiscal year periods, as GAAP revenue. With respect to current fiscal year periods, constant currency revenue, organic, is defined as constant currency revenue (as defined above), less revenue from certain acquisitions. For the three and six-month periods ended June 30, 2025, Merit’s constant currency revenue, organic, excludes revenues attributable to (i) the acquisition of Biolife in May 2025, (ii) the assets acquired from Cook Medical Holdings, LLC (“Cook Medical”) in November 2024 and (iii) the assets acquired from EndoGastric Solutions, Inc. in July 2024.

Non-GAAP Gross Profit and Margin

Non-GAAP gross profit is calculated by reducing GAAP cost of sales by amounts recorded for amortization of intangible assets and inventory mark-up related to acquisitions. Non-GAAP gross margin is calculated by dividing non-GAAP gross profit by reported net sales.

Non-GAAP Operating Income and Margin

Non-GAAP operating income is calculated by adjusting GAAP operating income for certain items which are deemed by Merit’s management to be outside of core operations and vary in amount and frequency among periods, such as expenses related to acquisitions or other extraordinary transactions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, certain employee termination benefits, performance-based stock compensation expenses, expenses resulting from non-ordinary course litigation or administrative proceedings and resulting settlements, governmental proceedings, and changes in governmental or industry regulations, as well as other items referenced in the tables below. Non-GAAP operating margin is calculated by dividing non-GAAP operating income by reported net sales.

Non-GAAP Net Income

Non-GAAP net income is calculated by adjusting GAAP net income for the items set forth in the definition of non-GAAP operating income above, as well as for expenses related to debt issuance costs, gains or losses on disposal of certain assets, and other items set forth in the tables below.

Non-GAAP EPS

Non-GAAP EPS is defined as non-GAAP net income divided by the diluted shares outstanding for the corresponding period.

Free Cash Flow

Free cash flow is defined as cash flow from operations calculated in accordance with GAAP, less capital expenditures for property and equipment calculated in accordance with GAAP, as set forth in the consolidated statement of cash flows.

Other Non-GAAP Financial Measure Reconciliations

The following tables set forth supplemental financial data and corresponding reconciliations of non-GAAP financial measures to Merit’s corresponding financial measures prepared in accordance with GAAP, in each case, for the three and six-month periods ended June 30, 2025 and 2024. The non-GAAP income adjustments referenced in the following tables do not reflect non-performance-based stock compensation expense of $5.0 million and $3.4 million for the three-month periods ended June 30, 2025 and 2024, respectively and $9.3 million and $6.5 million for the six-month periods ended June 30, 2025 and 2024, respectively.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(Unaudited, in thousands except per share amounts)

	Three Months Ended
	June 30, 2025
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$43,379	$(10,798)	$32,581	$0.54

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	18,980	(4,485)	14,495	0.24
Inventory mark-up related to acquisitions	67	(16)	51	0.00
Operating Expenses
Contingent consideration expense	143	25	168	0.00
Amortization of intangibles	2,543	(601)	1,942	0.03
Performance-based share-based compensation (a)	5,879	(345)	5,534	0.09
Corporate restructuring (b)	2,587	(611)	1,976	0.03
Acquisition-related	2,140	(14)	2,126	0.04
Medical Device Regulation expenses (c)	1,634	(385)	1,249	0.02
Other (d)	50	(12)	38	0.00
Other (Income) Expense
Amortization of long-term debt issuance costs	1,414	(334)	1,080	0.02
Gain on disposal of business unit	(249)	—	(249)	(0.00)

Non-GAAP net income	$78,567	$(17,576)	$60,991	$1.01

Diluted shares				60,611

	Three Months Ended
	June 30, 2024
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$45,843	$(10,117)	$35,726	$0.61

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	13,126	(3,104)	10,022	0.17
Operating Expenses
Contingent consideration expense	306	(72)	234	0.00
Amortization of intangibles	1,744	(413)	1,331	0.02
Performance-based share-based compensation (a)	3,532	(563)	2,969	0.05
Corporate restructuring (b)	(54)	13	(41)	(0.00)
Acquisition-related	1,221	(288)	933	0.02
Medical Device Regulation expenses (c)	1,930	(456)	1,474	0.03
Other (d)	55	(12)	43	0.00
Other (Income) Expense
Amortization of long-term debt issuance costs	1,477	(349)	1,128	0.02

Non-GAAP net income	$69,180	$(15,361)	$53,819	$0.92

Diluted shares				58,740

Note: Certain per-share impacts may not sum to totals due to rounding.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(Unaudited, in thousands except per share amounts)

	Six Months Ended
	June 30, 2025
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$81,337	$(18,609)	$62,728	$1.03

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	36,586	(8,645)	27,941	0.46
Inventory mark-up related to acquisitions	67	(16)	51	0.00
Operating Expenses
Contingent consideration expense	1,166	34	1,200	0.02
Amortization of intangibles	4,937	(1,167)	3,770	0.06
Performance-based share-based compensation (a)	10,653	(931)	9,722	0.16
Corporate restructuring (b)	2,587	(611)	1,976	0.03
Acquisition-related	2,156	(18)	2,138	0.04
Medical Device Regulation expenses (c)	3,228	(762)	2,466	0.04
Other (d)	29	(7)	22	0.00
Other (Income) Expense
Amortization of long-term debt issuance costs	2,828	(668)	2,160	0.04
Gain on disposal of business unit	(249)	—	(249)	(0.00)

Non-GAAP net income	$145,325	$(31,400)	$113,925	$1.87

Diluted shares				60,945

	Six Months Ended
	June 30, 2024
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$80,191	$(16,225)	$63,966	$1.09

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	25,931	(6,132)	19,799	0.34
Operating Expenses
Contingent consideration expense	189	(25)	164	0.00
Amortization of intangibles	3,508	(830)	2,678	0.05
Performance-based share-based compensation (a)	5,660	(857)	4,803	0.08
Corporate restructuring (b)	(54)	13	(41)	(0.00)
Acquisition-related	1,259	(297)	962	0.02
Medical Device Regulation expenses (c)	4,137	(977)	3,160	0.05
Other (d)	177	(42)	135	0.00
Other (Income) Expense
Amortization of long-term debt issuance costs	2,954	(697)	2,257	0.04

Non-GAAP net income	$123,952	$(26,069)	$97,883	$1.67

Diluted shares				58,653

Note: Certain per-share impacts may not sum to totals due to rounding.

Reconciliation of Reported Operating Income to Non-GAAP Operating Income

(Unaudited, in thousands except percentages)

	Three Months Ended		Three Months Ended		Six Months Ended		Six Months Ended
	June 30, 2025		June 30, 2024		June 30, 2025		June 30, 2024
	Amounts	% Sales	Amounts	% Sales	Amounts	% Sales	Amounts	% Sales
Net Sales as Reported	$382,462		$338,003		$737,813		$661,511

GAAP Operating Income	46,880	12.3%	45,946	13.6%	87,913	11.9%	81,868	12.4%
Cost of Sales
Amortization of intangibles	18,980	5.0%	13,126	3.9%	36,586	5.0%	25,931	3.9%
Inventory mark-up related to acquisitions	67	0.0%	—	—	67	0.0%	—	—
Operating Expenses
Contingent consideration expense	143	0.0%	306	0.1%	1,166	0.2%	189	0.0%
Amortization of intangibles	2,543	0.7%	1,744	0.5%	4,937	0.7%	3,508	0.5%
Performance-based share-based compensation (a)	5,879	1.5%	3,532	1.0%	10,653	1.4%	5,660	0.9%
Corporate restructuring (b)	2,587	0.7%	(54)	(0.0)%	2,587	0.4%	(54)	(0.0)%
Acquisition-related	2,140	0.6%	1,221	0.4%	2,156	0.3%	1,259	0.2%
Medical Device Regulation expenses (c)	1,634	0.4%	1,930	0.6%	3,228	0.4%	4,137	0.6%
Other (d)	50	0.0%	55	0.0%	29	0.0%	177	0.0%

Non-GAAP Operating Income	$80,903	21.2%	$67,806	20.1%	$149,322	20.2%	$122,675	18.5%

Note: Certain percentages may not sum to totals due to rounding.

(a)	Represents performance-based share-based compensation expense, including stock-settled and cash-settled awards.
(b)	Includes employee termination benefits associated with activities related to corporate restructuring initiatives and costs to terminate certain distribution contracts from our Biolife acquisition.
(c)	Represents incremental expenses incurred to comply with the E.U. Medical Device Regulation.
(d)	Represents costs to comply with Merit’s corporate integrity agreement with the U.S. Department of Justice (the “DOJ”).

Reconciliation of Reported Revenue to Constant Currency Revenue (Non-GAAP), and Constant Currency Revenue, Organic (Non-GAAP)

(Unaudited, in thousands except percentages)

		Three Months Ended			Six Months Ended
		June 30,			June 30,
	% Change	2025	2024	% Change	2025	2024
Reported Revenue	13.2%	$382,462	$338,003	11.5%	$737,813	$661,511

Add: Impact of foreign exchange		(2,257)	—		1,148	—

Constant Currency Revenue (a)	12.5%	$380,205	$338,003	11.7%	$738,961	$661,511

Less: Revenue from certain acquisitions		(19,625)	—		(35,414)	—

Constant Currency Revenue, Organic (a)	6.7%	$360,580	$338,003	6.4%	$703,547	$661,511

(a)	A non-GAAP financial measure. For a definition of this and other non-GAAP financial measures, see the section of this release entitled “Non-GAAP Financial Measures.”

Reconciliation of Reported Gross Margin to Non-GAAP Gross Margin (Non-GAAP)

(Unaudited, as a percentage of reported revenue)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Reported Gross Margin	48.2%	47.7%	48.3%	47.3%

Add back impact of:
Amortization of intangibles	5.0%	3.9%	5.0%	3.9%
Inventory mark-up related to acquisitions	0.0%	—%	0.0%	—%

Non-GAAP Gross Margin	53.2%	51.5%	53.3%	51.2%

Note: Certain percentages may not sum to totals due to rounding.

ABOUT MERIT

Founded in 1987, Merit is engaged in the development, manufacture, and distribution of proprietary medical devices used in interventional, diagnostic, and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care, and endoscopy. Merit serves customers worldwide with a domestic and international sales force and clinical support team totaling more than 800 individuals. Merit employs approximately 7,300 people worldwide.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others:

●	statements proceeded or followed by, or that include the words, “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “intends,” “seeks,” “believes,” “estimates,” “projects,” “forecasts,” “potential,” “target,” “continue,” “upcoming,” “optimistic” or other forms of these words or similar words or expressions, or the negative thereof or other comparable terminology;
●	statements that address Merit’s future operating performance or events or developments that Merit’s management expects or anticipates will occur, including, without limitation, any statements regarding Merit’s projected revenues, earnings or other financial measures, Merit’s plans and objectives for future operations, Merit’s proposed new products or services, the integration, development or commercialization of the business or any assets acquired from other parties, future economic conditions or performance, the implementation of, and results which may be achieved through, Merit’s Continued Growth Initiatives Program or other business optimization initiatives, and any statements of assumptions underlying any of the foregoing; and
●	statements regarding Merit’s past performance, efforts, or results about which inferences or assumptions may be made, including statements proceeded or followed by the words "preliminary," "initial," "potential," "possible," "diligence," "industry-leading," "compliant," "indications," or "early feedback" or other forms of these words or similar words or expressions, or the negative thereof or other comparable terminology.

The forward-looking statements contained in this release are based on Merit management’s current expectations and assumptions regarding future events or outcomes. If underlying expectations or assumptions prove inaccurate, or risks or uncertainties materialize, actual results will likely differ, and could differ materially, from Merit’s expectations reflected in any forward-looking statements. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results. Investors are cautioned not to unduly rely on any such forward-looking statements.

The following are some of the important risks and uncertainties that could cause Merit’s actual results to differ from Merit’s expectations in any forward-looking statements: inherent risks and uncertainties associated with consequences of Merit’s executive succession planning activities and leadership transition; risks and uncertainties regarding trade policies or related actions implemented by the U.S. or other countries, including existing, proposed or prospective tariffs, duties or other measures; inherent risks and uncertainties associated with Merit’s acquisition of Biolife in May 2025; Merit’s integration of the Biolife business and operations and its ability to achieve revenues and other financial measures consistent with its forecasts projected for the Biolife acquisition; inherent risks and uncertainties associated with Merit’s integration of  the business and products acquired from Cook Medical in November 2024 and Merit’s ability to achieve anticipated financial results, product development and other anticipated benefits of such acquisition; effects of the Convertible Notes on Merit’s net income and earnings per share performance; disruptions in Merit’s supply chain, manufacturing or sterilization processes; U.S. and global political, economic, competitive, reimbursement and regulatory conditions; reduced availability of, and price increases associated with, components and other raw materials; increases in transportation expenses; risks relating to Merit’s potential inability to successfully manage growth through acquisitions generally, including the inability to effectively integrate acquired operations or products or commercialize technology developed internally or acquired through completed, proposed or future transactions; fluctuations in interest or foreign currency exchange rates and inflation; risks and uncertainties associated with Merit’s information technology systems, including the potential for breaches of security and evolving regulations regarding privacy and data protection; governmental scrutiny and regulation of the medical device industry, including governmental inquiries, investigations and proceedings involving Merit; difficulties relating to development, testing and regulatory approval, clearance and maintenance of Merit’s products; the safety, efficacy and patient and physician adoption of Merit’s products; uncertainties regarding enrollment and outcomes of ongoing and future clinical trials and market studies relating to Merit’s products; modification or limitation of, or policies and procedures associated with, governmental or private insurance reimbursement policies; litigation and other judicial proceedings affecting Merit; the potential of fines, penalties or other adverse consequences if Merit’s employees or agents violate the U.S Foreign Corrupt Practices Act or other laws or regulations; consequences associated with a Corporate Integrity Agreement executed between Merit and the DOJ; restrictions on Merit’s liquidity or business operations resulting from its debt agreements; infringement of Merit’s technology or the assertion that Merit’s technology infringes the rights of other parties; product recalls and product liability claims; potential for significant adverse changes in governing regulations; changes in tax laws and regulations in the United States or other jurisdictions or exposure to additional tax liabilities which may adversely affect Merit’s effective tax rate; termination of relationships with Merit’s suppliers, or failure of such suppliers to perform; development of new products and technology that could render Merit’s existing or future products obsolete; market acceptance of new products; dependence on distributors to commercialize Merit’s products in various jurisdictions outside the U.S.; failure to comply with applicable environmental laws; changes in key personnel; labor shortages and increases in labor costs; price and product competition; extreme weather events; and geopolitical events. For a further discussion of the risks and uncertainties which may affect Merit’s business, operations and financial condition, see Part I, Item 1A, “Risk Factors” in Merit’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC, Part II, Item 1A, “Risk Factors” in Merit’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 filed with the SEC and Merit’s other filings with the SEC.

All subsequent forward-looking statements attributable to Merit or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Actual results will likely differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results. Those estimates and all other forward-looking statements included in this release are made only as of the date of this release, and except as otherwise required by applicable law, Merit assumes no obligation to update or disclose revisions to estimates and all other forward-looking statements.

TRADEMARKS

Unless noted otherwise, trademarks and registered trademarks used in this release are the property of Merit Medical Systems, Inc., its subsidiaries, or its licensors.

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